                                  Exhibit 4.1
                   Sample Stock Certificate of the Registrant

                                     SAMPLE
     2502

                                ALADDIN SYSTEMS
                              HOLDINGS, INC. LOGO


This                                                         CUSIP 01072Q 10 3
certifies                                                     SEE REVERSE FOR
that                                                        CERTAIN DEFINITIONS

is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                         Aladdin Systems Holdings, Inc.

  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation,
as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED


/s/ Jonathan Kahn    ALADDIN SYSTEMS HOLDINGS, INC.    /s/ Benna Lovato
    CHAIRMAN               CORPORATE SEAL                  SECRETARY
                               NEVADA